UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Amylin Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2005

Dear Stockholders:

It is my pleasure to invite you to Amylin’s 2005 Annual Meeting of Stockholders. We will hold the meeting on Wednesday, May 25, 2005, at 10:00 a.m. local time at our corporate offices located at 9360 Towne Centre Drive, San Diego, California 92121. During the annual meeting, we will discuss each item of business described in the enclosed Notice of Annual Meeting and Proxy Statement and provide a corporate overview.  There will also be time for questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about Amylin in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the annual meeting.  Whether or not you expect to attend, please vote your shares using any of the following methods: vote by telephone or the Internet, as described in the instructions you receive; complete, sign and date the proxy card and return it in the prepaid envelope; or vote in person at the meeting.

Sincerely,

Ginger L. Graham
President and Chief Executive Officer

AMYLIN PHARMACEUTICALS, INC.

9360 Towne Centre Drive

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2005

Dear Stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Amylin Pharmaceuticals, Inc., a Delaware corporation.  The meeting will be held on May 25, 2005 at 10:00 a.m. local time at our corporate offices located at 9360 Towne Centre Drive, San Diego, California 92121, for the following purposes:

1.                                      To elect directors to serve for the ensuing year and until their successors are elected.

2.                                      To approve an increase of 7,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Equity Incentive Plan.

3.                                      To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005.

4.                                      To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 18, 2005.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.  If you are unable to attend the annual meeting, you may listen to a webcast of it on our website, www.amylin.com.

By Order of the Board of Directors

Ginger L. Graham
President and Chief Executive Officer

San Diego, California
April 25, 2005

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy accompanying this notice, or vote by telephone or on the Internet as instructed in the proxy statement accompanying this notice, as promptly as possible in order to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

AMYLIN PHARMACEUTICALS, INC.

9360 Towne Centre Drive

San Diego, California 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2005

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

We sent you this proxy statement and the accompanying proxy card because the Board of Directors of Amylin Pharmaceuticals, Inc. is soliciting your proxy to vote at its 2005 Annual Meeting of Stockholders.  You are invited to attend the annual meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the accompanying proxy card, or follow the instructions below to submit your proxy by telephone or on the Internet.

We intend to mail this proxy statement and the accompanying proxy card on or about April 25, 2005 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 18, 2005, the record date for the annual meeting, will be entitled to vote at the annual meeting.  At the close of business on the record date, there were 104,153,002 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card, or submit your proxy by telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent.  The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote at the annual meeting:

•                  the election of directors,

•                  the approval of an increase of 7,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Equity Incentive Plan, and

•                  the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005.

How do I vote?

For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify.  For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting.  Alternatively, you may vote by proxy either by telephone or on the Internet or by using the accompanying proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.

•                  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•                  To vote by telephone, dial the toll free number 1-800-690-6903 using any touch tone phone and follow the recorded instructions.  You will be asked to provide the company number and control number from the accompanying proxy card.  Your vote must be received by 11:59 p.m. Eastern Time on May 24, 2005 to be counted.

•                  To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card.  You will be asked to provide the company number and control number from the accompanying proxy card.  Your vote must be received by 11:59 p.m. Eastern Time on May 24, 2005 to be counted.

•                  To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply complete and mail the proxy card to ensure that your vote is counted.  Alternatively, you may vote by telephone or on the Internet as instructed by your broker, bank or other agent.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Participants in the 401(k) Plan

If you are a participant in our 401(k) plan, the enclosed proxy card will serve to direct Fidelity Management Trust Company, as trustee of our 401(k) plan, regarding how to vote the shares of our common stock attributable to your individual account under the 401(k) plan.  Your directions to Fidelity will be tabulated confidentially.  Fidelity will vote shares as instructed by participants.  If you do not provide voting directions to Fidelity by May 22, 2005, the shares attributable to your account will not be voted.

Note Regarding Internet Voting

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 18, 2005, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, “For” the approval of an increase in the aggregate number of shares of our common stock authorized for issuance under our 2001 Equity Incentive Plan and “For” the ratification of the selection of Ernst & Young LLP as our independent auditors.  If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.  In addition, we have retained Georgeson Shareholder Communications Inc. to assist in the distribution of proxy materials and solicitation of votes for a fee of $6,500, plus reimbursement of out-of-pocket expenses.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the applicable vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•                  you may submit another properly completed proxy with a later date,

•                  you may send a written notice that you are revoking your proxy to our Corporate Secretary at 9360 Towne Centre Drive, Suite 110, San Diego, California 92121, or

•                  you may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing by December 26, 2005, to our Corporate Secretary at 9360 Towne Centre Drive, Suite 110, San Diego,

California 92121.  If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than January 24, 2006.  Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.  A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.  Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, and include the election of directors and the ratification of the selection of our independent auditors. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, which include the approval of the increase of 7,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Equity Incentive Plan, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•                  For the election of directors, the nine nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  Only votes “For” or “Withheld” will affect the outcome.

•                  To be approved, the increase of 7,000,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Equity Incentive Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

•                  To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy.  At the close of business on the record date, there were 104,153,002 shares outstanding and entitled to vote.  Therefore, in order for a quorum to exist, 52,076,502 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting.   Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  Final voting results will be published in our Quarterly Report on Form 10-Q for the second quarter of 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine members.  Each director is to be elected at the annual meeting to serve until our 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their death, resignation or removal.

There are nine nominees for director this year:  Ginger L. Graham; Joseph C. Cook, Jr.; Vaughn D. Bryson; Howard E. Greene, Jr.; Terrance H. Gregg; Jay S. Skyler, M.D.; Joseph P. Sullivan; Thomas R. Testman; and James N. Wilson.  Each of the nominees is currently a director of Amylin and was elected by our stockholders.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting.  The nine nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the nine nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors.  Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

We require all of our directors and nominees for director to attend our annual meeting of stockholders, absent an irreconcilable conflict.  All of our directors attended the 2004 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

The following is biographical information as of March 31, 2005 for each nominee for director.

Name	Age	Position
Ginger L. Graham	49	President, Chief Executive Officer and Director
Joseph C. Cook, Jr.	63	Chairman of the Board and employee
Vaughn D. Bryson	66	Director
Howard E. Greene, Jr.	62	Director
Terrance H. Gregg	56	Director
Jay S. Skyler, M.D.	58	Director
Joseph P. Sullivan	62	Director
Thomas R. Testman	68	Director
James N. Wilson	61	Director

Ms. Graham has been our President and Chief Executive Officer since September 2003.  Ms. Graham has served as a director since November 1995 and currently serves on the Finance Committee.  She previously served on the Audit Committee and the Nominating and Governance Committee.  From February 2000 until June 2003, Ms. Graham held various positions with Guidant Corporation, most recently as Advisor to the President.  Previously she served Guidant as Group Chairman, Office of the President with responsibility for global geographically based operations and as President of the Vascular Intervention Group and Vice President, Guidant.  In 1993, Ms. Graham was named President and CEO of Advanced Cardiovascular Systems (ACS).  Prior to joining ACS, she held various positions with Eli Lilly and Company from 1979 to 1992 including sales, marketing and strategic planning positions.  She serves on the board of directors of the Pharmaceutical Research and Manufacturers of America and the California Healthcare Institute, as well as the Harvard Business School Health Advisory Board, the Advisory Board for the Kellogg Center for Executive Women and the University of California, and the San Diego Health Sciences Advisory Board.  Ms. Graham received an M.B.A. from Harvard University.

Mr. Cook has been our Chairman of the Board since March 1998.  He currently serves as the chair of our Finance Committee and is our employee.  He served as our Chief Executive Officer from March 1998 until September 2003.  From 1994 to 1998, Mr. Cook served as a director and a consultant to us.  Mr. Cook is a founder and serves as Chairman of the Board of Microbia, Inc., a privately held biotechnology company.  He also serves as a director of Corcept Therapeutics Incorporated. Mr. Cook is also a founder of Mountain Group Capital, LLC, Clinical Products, Inc., Cambrian Associates, LLC, and Mountain Ventures, Inc.  Mr. Cook also serves on the boards of the American Diabetes Research Foundation, the Advisory Board of the College of Engineering, University of Tennessee and the Board of Trustees for Louisville Presbyterian Theological Seminary.  Mr. Cook retired as a Group Vice President of Eli Lilly & Company in 1993 after more than 28 years of service.  Mr. Cook received a B.S. in Engineering from the University of Tennessee.

Mr. Bryson has served as a director since July 1999 and serves as the chair of our Nominating and Governance Committee and on the Compensation and Human Resources Committee.  Mr. Bryson was a thirty-two year employee of Eli Lilly & Company and retired as its President and Chief Executive Officer in 1993.  He was Executive Vice President from 1986 until 1991, and served as a member of Eli Lilly’s board of directors from 1984 until his retirement in 1993.  Mr. Bryson was Vice Chairman of Vector Securities International from April 1994 to 1996.  Mr. Bryson is President of Clinical Products, Inc., which develops and markets medical foods for people with diabetes and obesity.  He serves on the board of directors of AtheroGenics, Inc., Chiron Corporation and ICOS Corporation.  Mr. Bryson received a B.S. in Pharmacy from the University of North Carolina and completed the Sloan Program at the Stanford University Graduate School of Business.

Mr. Greene is our co-founder and has served as a director since our inception in 1987.  Mr. Greene serves on the Audit Committee and the Finance Committee.  Mr. Greene is an entrepreneur who has participated in the founding and/or management of eleven medical technology companies over two decades, including three companies for which he served as chief executive officer.  From 1987 to 1996, Mr. Greene served as our Chief Executive Officer.  From 1986 until 1993, Mr. Greene was a founding general partner of Biovest Partners, a seed venture capital firm.  He was Chief Executive Officer of Hybritech from 1979 until its acquisition by Eli Lilly & Company in 1986, and he was co-inventor of Hybritech’s patented monoclonal antibody assay technology.  Prior to joining Hybritech, he was an executive with the medical diagnostics division of Baxter Healthcare Corporation from 1974 to 1979 and a consultant with McKinsey & Company from 1967 to 1974.  He is Chairman of the Board of Epimmune, Inc. and a director of Biosite Incorporated.  Mr. Greene received an M.B.A. from Harvard University.

Mr. Gregg has served as a director since October 2001 and serves on the Compensation and Human Resources Committee and the Nominating and Governance Committee. Mr. Gregg is associated with Galen-Partners, a venture capital firm, as a Special Ventures Partner. Until September 2004, Mr. Gregg served as a senior advisor to the diabetes business of Medtronic, Inc., a medical technology company.  He had served in this capacity since he retired in 2002 as Vice President of Medtronic and as President of Medtronic MiniMed, positions he had held since 2001.  Mr. Gregg previously served as President and Chief Operating Officer of Minimed Inc. from 1996 until its acquisition by Medtronic in 2001.  Mr. Gregg joined Minimed as Vice President of Regulatory Affairs and Clinical Research in 1994 and in 1995 was promoted to Executive Vice President, Operations.  Prior to joining Minimed, Mr. Gregg spent the preceding nine years as Vice President of Governmental Affairs for Ioptex Research, the ophthalmic surgical products subsidiary of Smith & Nephew, PLC.  Prior to joining Ioptex Research, Mr. Gregg was responsible for Regulatory Affairs, Clinical Research and Quality Assurance for divisions of Allergan, Inc.  Mr. Gregg serves on the board of directors of Vasogen, Inc. and LMS Medical Systems, Ltd. Mr. Gregg is also an Ambassador to the President of the University of Southern California, and formerly served as the Chairman of the American Diabetes Association Research Foundation Board.  Mr. Gregg received a B.S. in Zoology from Colorado State University.

Dr. Skyler has served as a director since August 1999 and previously served on the Nominating and Governance Committee.  He is Professor of Medicine, Pediatrics and Psychology, in the Division of Endocrinology Diabetes and Metabolism; Associate Director for Academic Programs at the Diabetes Research Institute; and Director of the General Clinical Research Center; all at the University of Miami in Florida, where he has been employed since 1976.  He is also Study Chairman for the National Institute of Diabetes & Digestive & Kidney Diseases of the Type 1 Diabetes TrialNet clinical trial network, and serves on the board of directors of Dexcom, Inc.  Dr. Skyler has served as President of the American Diabetes Association and as Vice President of the International Diabetes Federation.  Dr. Skyler serves on the editorial board of several diabetes and general medicine journals.  He received his B.S. from Pennsylvania State University, his M.D. from Jefferson Medical College, and completed postdoctoral studies at Duke University Medical Center.

Mr. Sullivan has served as a director since September 2003 and serves on the Audit Committee and the Finance Committee.  Mr. Sullivan is currently Chairman of the Board of Advisors of RAND Health and Vice Chairman of the Board of the UCLA Medical Center.  From 2000 to 2003, Mr. Sullivan served as Chairman, Chief Executive Officer and a director of Protocare, Inc.  From 1993 to 1999, he served as Chairman, Chief Executive Officer and a director of American Health Properties, Inc.  For the previous twenty years, Mr. Sullivan was an investment banker with Goldman Sachs. Mr. Sullivan also currently serves on the board of directors of SCCI, Inc. (a private long-term acute care hospital company), Covenant Care, Inc. (a private nursing home company), and Health Care Property Investors, Inc. (a real estate investment trust). Mr. Sullivan received his M.B.A. from Harvard University and his J.D. from the University of Minnesota Law School.

Mr. Testman has served as a director since December 2002 and serves as the chair of our Audit Committee.  Mr. Testman is a former managing partner of Ernst & Young, LLP where, during his tenure from 1962 to 1992, he served as managing partner of both Health Care Services and Management Consulting Services for the West Coast and national practices.  He also served as an area managing partner for the audit and tax practice.  Mr. Testman currently serves on the board of directors of Endocare, Inc.  He formerly served as Chairman of the Board of Specialty Laboratories, Inc. and on the board of directors of three other publicly held companies.  He also serves on the board of four privately held health-care companies.  He received an M.B.A. from Trinity University and is a certified public accountant (retired).

Mr. Wilson has served as a director since March 2002 and serves as the chair of our Compensation and Human Resources Committee and on the Nominating and Governance Committee.  He is a director and Chairman of the Board of both Corcept Therapeutics Incorporated and NuGEN, Inc.  From 1996 to 2001, Mr. Wilson was Chairman of the Board of Amira Medical, Inc.  From 1990 to 1994, Mr. Wilson served as President and Chief Operating Officer of Syntex Corporation.  Prior to 1990, he served in various senior management positions, including Chief Executive Officer for Neurex Corporation and LifeScan, Inc.  Mr. Wilson serves on the board of directors of the American Diabetes Association Research Foundation, the Palo Alto Medical Foundation, A Stepping Stone Foundation (pre-school education) and the Insight Prison Project (rehabilitation for San Quentin inmates).  Mr. Wilson received his B.A. and his M.B.A. from the University of Arizona.

Background of Executives Not Listed Above

The following is biographical information as of March 31, 2005 for each of our executives not listed above.

Name	Age	Position
Daniel M. Bradbury	43	Chief Operating Officer
Alain D. Baron, M.D.	51	Senior Vice President, Clinical Research
Martin R. Brown	58	Senior Vice President, Human Resources and Corporate Services
Joann L. Data, M.D., Ph.D.	60	Senior Vice President, Regulatory Affairs and Quality Assurance
Dwayne M. Elwood	57	Senior Vice President, Marketing
Orville G. Kolterman, M.D.	57	Senior Vice President, Clinical Affairs
Craig A. Eberhard	45	Vice President, Sales
Mark G. Foletta	44	Vice President, Finance and Chief Financial Officer
Michael R. Hanley, Ph.D.	53	Vice President, Discovery Research
Joni Harvey	50	Vice President, Technical Operations
Richard A. Hiles, Ph.D.	61	Vice President, Nonclinical Drug Safety/Bioanalytical
David Maggs, M.D.	45	Vice President, Medical Affairs
Lisa E. Porter, M.D.	41	Vice President, Clinical Development
Lloyd A. Rowland	48	Vice President, Legal, General Counsel and Secretary
Gregg Stetsko, Ph.D.	48	Vice President, Operations
Andrew A. Young, M.D., Ph.D.	52	Vice President and Senior Research Fellow

Mr. Bradbury, one of our executive officers, has served as our Chief Operating Officer since June 2003, and previously served as Executive Vice President since June 2000.  He previously served as Senior Vice President, Corporate Development from April 1998 to June 2000 and as Vice President of Marketing from June 1995 to April 1998.  From July 1994 to May 1995, Mr. Bradbury, a native of the United Kingdom, served as Director of Marketing for Amylin Europe Limited.  Prior to joining us, Mr. Bradbury was employed by SmithKline Beecham Pharmaceuticals from September 1984 to July 1994, where he held a number of positions, most recently as Associate Director, Anti-Infectives in the Worldwide Strategic Product Development Division.  He is a director of Illumina, Inc. and Peninsula Pharmaceuticals, Inc. Mr. Bradbury is a member of the Royal Pharmaceutical Society of Great Britain and serves on the Advisory Council of the Keck Graduate Institute and the University of California-San Diego Leadership Council.  He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education.

Dr. Baron, one of our executive officers, has served as our Senior Vice President, Clinical Research since June 2002.  He previously served as Vice President, Clinical Research since December 1999.  Dr. Baron has been clinical Professor of Medicine at the University of California, San Diego, and Clinical VA Staff Physician at the VA Medical Center, San Diego, since 2001.  From 1989 to 2000, Dr. Baron worked for the Indiana University School of Medicine, where he served as Professor of Medicine and Director, Division of Endocrinology and Metabolism.  Earlier, Dr. Baron held academic and clinical positions in the Division of Endocrinology and Metabolism at the University of California, San Diego, and the Veterans Administration Medical Center in San Diego.  He is the recipient of several prestigious awards for his research in diabetes and vascular disease, including the 1996 Outstanding Clinical Investigator Award from the American Federation for Medical Research, several awards from the American Diabetes Association, and is a current National Institutes of Health MERIT award recipient.  He earned his M.D. from the Medical College of Georgia, Augusta, and completed postdoctoral studies at the University of California, San Diego.

Mr. Brown, one of our executive officers, has served as Senior Vice President, Human Resources and Corporate Services since September 2004.  He previously served as Senior Vice President, Operations since

March 2000 and as Vice President, Operations from October 1998 to March 2000, and as Senior Director, Information Technology from May 1994 to October 1998.  Prior to joining us, Mr. Brown was Director, Information Systems, Europe, for Eli Lilly from 1989 to 1993. From 1988 to 1989, Mr. Brown was Director, Information Systems for the Medical Devices and Diagnostics Division of Eli Lilly; he served as Director, Information Systems of IVAC Corporation, one of the seven companies in that division, from 1983 to 1988.  Mr. Brown received a B.S. in Commerce and Engineering and an M.B.A. in Operations Research from Drexel University.

Dr. Data, one of our executive officers, has served as Senior Vice President, Regulatory Affairs and Quality Assurance since August 1999.  From 1996 to 1999, Dr. Data served as an officer of CoCensys, most recently as Executive Vice President, Product Development and Regulatory Affairs.  From 1990 to 1996, Dr. Data held several positions at The Upjohn Company, most recently as Corporate Vice President for Pharmaceutical Regulatory Affairs and Project Management.  Previously, she held a number of positions at Hoffmann-La Roche, including Vice President of Clinical Research and Development.  Dr. Data is a director of Stressgen Biotechnology Company.  She earned her M.D. from Washington University School of Medicine and her Ph.D. in Pharmacology from Vanderbilt University.

Mr. Elwood, one of our executive officers, has served as Senior Vice President, Marketing since January 2003.  Prior to joining us, Mr. Elwood served as a consultant to various pharmaceutical companies and other companies regarding pharmaceutical industry matters from November 2001 to January 2003.  He served as Chief Commercial Officer at Corixa Corporation from December 2000, when Corixa acquired Coulter Pharmaceuticals, Inc., to November 2001.  Mr. Elwood served in various positions at Coulter from 1997 until its acquisition by Corixa, including as Chief Commercial Officer beginning in January 1999, and Senior Vice President, Marketing and Sales beginning in July 1997. Earlier, Mr. Elwood served as Executive Director, New Product Development from 1990 to 1995, and Vice President, New Product Development from January 1995 to 1997 for Ortho-McNeil Pharmaceutical, a division of Johnson & Johnson.  From 1983 to 1990, Mr. Elwood served in various positions at Bristol-Myers Squibb Company. He received his B.S. in Business Administration, with a special emphasis in Marketing and Accounting, from California State University.

Dr. Kolterman, one of our executive officers, has served as Senior Vice President, Clinical Affairs since February 1997.  Dr. Kolterman previously served as Vice President, Medical Affairs from July 1993 to February 1997 and Director, Medical Affairs from May 1992 to July 1993. From 1983 to May 1992, he was Program Director of the General Clinical Research Center and Medical Director of the Diabetes Center, at the University of California, San Diego Medical Center.  Since 1989, he has been Adjunct Professor of Medicine at UCSD.  From 1978 to 1983, he was Assistant Professor of Medicine in the Endocrinology and Metabolism Division at the University of Colorado School of Medicine, Denver.  He was a member of the Diabetes Control and Complications Trial Study Group and presently serves as a member of the Epidemiology of Diabetes Intervention and Complications Study.  He is also a past-president of the California Affiliate of the American Diabetes Association.  Dr. Kolterman earned his M.D. from Stanford University School of Medicine.

Mr. Eberhard, one of our executive officers, has served as Vice President, Sales since May 2003. Prior to joining us, Mr. Eberhard was Regional Vice President, Sales, at Pharmacia Corporation, for which he had worked for 21 years. During his career with Pharmacia Corporation and its related pre-merger companies, he held positions in sales, sales management, corporate training, sales operations, and managed care before assuming the Vice President, Sales position. Mr. Eberhard received his B.S. in Biology from the California Lutheran University.

Mr. Foletta, one of our executive officers, has served as Vice President, Finance and Chief Financial Officer since March 2000. Mr. Foletta previously served as a Principal of Triton Group Management, Inc. from 1997 to 2000. From 1986 to 1997, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group Ltd., the most recent of which was Senior Vice President, Chief Financial Officer and Corporate Secretary.  From 1982 to 1986, Mr. Foletta was with Ernst & Young, most recently serving as an Audit Manager.  Mr. Foletta earned his B.A. in Business Economics from the University of California, Santa Barbara.  Mr. Foletta is a certified public accountant.

Dr. Hanley has served as Vice President, Discovery Research since October 2003. He has been a member of our Scientific Advisory Board since 1992, and previously served as a senior scientific advisor for us. Prior to joining us, Dr. Hanley held faculty positions at Imperial College, London, the Medical Research Council

Laboratories, Cambridge, and the University of California at Davis, where he was Professor of Biological Chemistry.  Dr. Hanley has served on advisory or review panels for the National Institutes of Health, the Medical Research Council and Wellcome Trust of Great Britain, and for the governments of Australia, Singapore, New Zealand, Hong Kong, Denmark and Japan. From 1997 to 2003, Dr. Hanley was a senior consultant for healthcare investors in the venture capital and banking communities and for biotechnology companies such as Cell Therapeutics, Zymogenetics, Elan Pharmaceuticals, and Chiron Corporation.  Dr. Hanley has also set-up and directed research programs in privately-held start-ups, such as Chemocentryx, PsychoGenics, and most recently Harvard-based Resolvyx Pharmaceuticals. He received his B.S. in Biochemistry and his Ph.D. in Molecular Biology from the University of California, Berkeley.

Dr. Hiles has served as Vice President, Nonclinical Drug Safety/Bioanalytical, since March 2005.  He has served in various positions since joining Amylin in 1998, most recently as Executive Director, Nonclinical Drug Safety/Bioanalytical since 2002 and as Senior Director, Preclinical Development from 2000 to 2002.  Dr. Hiles previously served as Director, Pharmacokinetics and Metabolism at Calvert Preclinical Services from 1994 to 1997. He held various positions in preclinical and clinical development at Fujisawa Pharmaceuticals, Covance Laboratories, the Springborn Institute for Bioresearch and the Proctor & Gamble Company.  Dr. Hiles received his B.S. in chemistry from Clemson University, his Ph.D. in biochemistry from Michigan State University, and completed post-doctoral studies at the University of Minnesota.

Ms. Harvey has served as Vice President, Technical Operations since September 2004, and previously served as Vice President, Quality Assurance since July 2003.  Ms. Harvey previously served in various positions at Alliance Pharmaceutical Corp. from November 2000 to June 2003, including most recently as Vice President, Operations. Prior to joining Alliance, she was with Oliver Wight Americas, serving as a consultant to various pharmaceutical and electronic component companies.  Ms. Harvey was with Molecular Biosystems, Inc. from 1988 to 2000, where she held various management positions, including most recently Vice President, Operations. In addition, she held both manufacturing and quality management positions at Baxter Hyland Division between 1980 and 1988. Ms. Harvey received her B.S. in Microbiology from California State University Long Beach.

Dr. Porter has served as Vice President, Clinical Development since September 2004. Prior to joining us, Dr. Porter served in various positions with GlaxoSmithKline Pharmaceuticals and its predecessor, SmithKline Beecham Pharmaceuticals, since 1999, most recently as Group Director, Metabolism Therapeutic Area, Clinical Development and Medical Affairs North America.  Dr. Porter previously served as Associate Medical Director, Endo-Oncology, Zeneca Pharmaceuticals from 1997 to 1999.  She received her B.S. from College of William and Mary, her M.D. from Duke University School of Medicine and completed a fellowship in Endocrinology and Metabolism at Brigham & Women’s Hospital.

Dr. Maggs has served as our Vice President, Medical Affairs since March 2005.  He previously served as our Executive Director, Medical Affairs, and he joined us in October 2000 as our Senior Director, Medical Affairs. Previously, Dr. Maggs served as Director, Medical Research, Diabetes and Metabolism for Parke-Davis Co.  Prior to that he was an Assistant Clinical Professor at Yale School of Medicine from 1997 to 1999 and completed fellowships at the University of Nottingham and at Yale School of Medicine.  Dr. Maggs completed his original medical training at and received his M.B.B.S. and M.R.C.P. degrees from Guys Hospital, University of London and the Royal College of Physicians in London.

Mr. Rowland, one of our executive officers, has served as our Vice President, Legal, General Counsel and Secretary since September 2001.  Prior to joining us, Mr. Rowland served in various positions at Alliance Pharmaceutical Corp., including as Vice President beginning in May 1999, Secretary beginning in May 1998 and General Counsel and Assistant Secretary beginning in 1993.  Earlier, Mr. Rowland served as Vice President and Senior Counsel, Finance and Securities, at Imperial Savings Association for four years. For the previous eight years, he was engaged in the private practice of corporate law with the San Diego, California law firm of Gray, Cary, Ames & Fry, and the Houston, Texas law firm of Bracewell & Patterson.  He received a J.D. from Emory University.

Dr. Stetsko, one of our executive officers, was appointed Vice President, Operations in September 2004.  Dr Stetsko previously served as Vice President, Product Development since July 2002, and as Executive Director of Preclinical and Product Development from September 2000 to July 2002.  Prior to joining us, from September 1999 to September 2000 he was an independent consultant providing regulatory, quality assurance and product development support to biotech companies.  From November 1994 to September 1999, Dr. Stetsko was responsible for product development at Ligand Pharmaceuticals, most recently as the Senior Director of Pharmaceutical and Analytical Development.  From February 1987 to October 1994, he held a number of management positions at Sterling Winthrop, most recently Associate Director of Pharmaceutical Sciences.  Prior to employment at Sterling Winthrop, from June 1983 to January 1987, Dr. Stetsko was a senior research scientist at Sandoz, Ltd.  He received his B.S. in Pharmacy from the University of Rhode Island and his Ph.D. in Industrial and Physical Pharmacy from Purdue University.

Dr. Young has served as Vice President, Research since October 1998 and as Senior Research Fellow since March 2002. From 1989 to 1998, he held a number of positions in our Physiology Department, most recently as Vice President, Physiology.  Prior to joining us in 1989, Dr. Young was a lecturer in the Department of Physiology at the University of Auckland, New Zealand and a part-time general medical practitioner.  From 1984 to 1987, Dr. Young was a Clinical Research Scientist at the National Institutes of Health in Phoenix, Arizona, where he studied insulin resistance and diabetes.  He received his M.B., Ch.B. (M.D.) and his Ph.D. in Physiology from the University of Auckland, New Zealand.

Independence of the Board of Directors and its Committees and Corporate Governance

As required under Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board.  Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Amylin, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Ms. Graham, our President and Chief Executive Officer, Mr. Cook, the Chairman of the Board and our former Chief Executive Officer, and Dr. Skyler.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.  Mr. Bryson serves as lead director for these executive sessions.  All of the committees of our Board of Directors, with the exception of the Finance Committee, are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable Nasdaq listing standards.  The Finance Committee is not subject to any independence requirement.  In addition, all members of the Compensation and Human Resources Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code, or the Code, and are non-employee directors as defined by Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934.

The Board, upon the recommendation of the Nominating and Governance Committee, has adopted Corporate Governance Guidelines, a copy of which can by found on the corporate governance section of our web site, www.amylin.com.  These Guidelines are intended to enhance the functioning of the Board and its committees, promote the interests of our stockholders and establish a common set of expectations as to how the Board, its various committees and individual directors should perform their functions.  In particular, the Guidelines set forth the practices the Board will follow with respect to: meetings of the Board and its committees; composition of the Board and its committees; director compensation; the selection of the Chairman of the Board, our directors, and our Chief Executive Officer; management succession; expectations of directors; and evaluation of the Board’s, each committee’s and each director’s performance.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has an Audit Committee, a Compensation and Human Resources Committee, a Nominating and Governance Committee, and a Finance Committee.  Each committee operates pursuant to a written charter, copies of which can be found on the corporate governance section of our web site, www.amylin.com. Each of our Board committees performs an annual self-performance evaluation, which evaluation includes a comparison of the performance of such committee with the requirements of its charter.  The performance evaluation also includes a recommendation to the Board of any improvements to the committee’s charter deemed necessary or desirable by such committee.  The Board and each of our Board committees has the full power and authority to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or our management.

The following is membership and meeting information for each of our committees during the year ended December 31, 2004, as well as a description of each committee and its functions.

Name	Audit Committee	Compensation and Human Resources Committee	Nominating and Governance Committee	Finance Committee
Ginger L. Graham				X
Joseph C. Cook, Jr.				X*
Vaughn D. Bryson		X	X*
Howard E. Greene, Jr.	X			X
Terrance H. Gregg		X	X
Jay S. Skyler, M.D.
Joseph P. Sullivan	X			X
Thomas R. Testman	X*
James N. Wilson		X*	X
Total meetings in fiscal year 2004	9	4	3	3

*              Committee Chairperson

Audit Committee

The Audit Committee reviews our corporate accounting and financial reporting process on behalf of the Board.  The Audit Committee has the sole authority to appoint, retain or terminate our independent auditors; approves in advance all audit and permissible non-audit services to be provided to us by our independent auditors; oversees the independence of our independent auditors; evaluates our independent auditors’ performance; oversees and evaluates management’s assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and our independent auditors’ report on management’s assessment; oversees and evaluates our accounting and financial controls; receives and considers our independent auditors’ comments as to accounting and financial controls; discusses with management and our independent auditors the results of the annual audit and our annual financial statements; discusses with management and our independent auditors, as applicable, the results of our independent auditors’ interim review of our quarterly financial statements, as well as our earnings press releases; and approves all related-party transactions that are required to be disclosed by applicable laws, rules or regulation.

Our Board of Directors has determined that Mr. Testman qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules.  The Board made a qualitative assessment of Mr. Testman’s level of knowledge and experience based on a number of factors, including his formal education and prior work experience.

The Board recently amended the Audit Committee’s charter as part of our overall enhancement of our corporate governance. The Audit Committee’s amended charter is attached as Appendix A to this proxy statement.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee assists the Board in fulfilling its responsibilities in connection with the compensation of our directors, officers, employees and consultants.  It performs this function by establishing and overseeing the administration of our compensation policies for our senior management; reviewing and approving strategies for attracting, developing and motivating management and employees; recommending to the Board the approval of compensation plans and programs, including various incentive compensation, retirement and other benefit plans; and administering or overseeing approved plans or programs.  The Compensation and Human Resources Committee also develops a succession plan for our Chief Executive Officer and other key executives and produces an annual report on executive compensation included in this proxy statement.  In consultation with the Board, the Compensation and Human Resources Committee conducts annual reviews of the performance of our Chief Executive Officer and establishes her compensation. In consultation with management, the Compensation and Human Resources Committee recommends to the Board annual goals for Amylin to serve as guidance in making awards under our cash bonus plans and makes recommendations to the Board for our overall achievement of those goals.

Nominating and Governance Committee

The Nominating and Governance Committee administers the process for determining the selection of candidates for the Board; assesses the composition, operations and performance of the Board and the performance and independence of each director; periodically reviews and assesses our corporate governance guidelines and their application and recommends any changes deemed appropriate to the Board for its consideration; oversees and administers our corporate governance functions on behalf of the Board; oversees and administers compliance matters, to the extent such activities are not delegated to other committees; recommends any changes considered appropriate in the authority, operations, charter, number or membership of the Board or any committee; evaluates the need and, if necessary, develops and institutes a plan or program for the continuing education of our directors; and oversees and reviews with management and the Board the adequacy of, and monitors compliance with, our Guidelines for Shared Business Conduct and related conduct and ethics policies.  In addition to its Board nominating role, the Nominating and Governance Committee assists the Board in working to assure that Amylin operates with proper corporate governance principles and practices.

The Nominating and Governance Committee is responsible for determining the Board’s slate of director nominees for election to our Board and the individuals to fill vacancies on our Board occurring between annual meetings of stockholders.  The Nominating and Governance Committee will, at least on an annual basis, consider the mix of skills and experience that the then-current directors bring to the Board to assess whether the Board has the necessary membership and resources to perform its oversight function effectively.  The qualifications of any non-incumbent director candidates brought to the attention of the Nominating and Governance Committee by directors, management, stockholders or third parties will be evaluated from time to time in light of the Nominating and Governance Committee’s determination of the Board’s needs, and under the same criteria as set forth below.  Stockholders wishing to suggest candidates to the Nominating and Governance Committee for consideration as directors must submit a written notice to our Board, who will provide it to the Nominating and Governance Committee.  The address for our Board can be found in this proxy statement under the caption “Stockholder Communications with the Board of Directors” or in the corporate governance section of our website at www.amylin.com. Our Bylaws set forth the procedures a stockholder must follow to nominate candidates for director.  Certain elements of these procedures are described in this proxy statement under the caption “When are stockholder proposals due for next year’s annual meeting.”  The Nominating and Governance Committee does not distinguish between nominees suggested by stockholders and other nominees.

In evaluating the suitability of potential candidates for Board membership, the Nominating and Governance Committee takes into account many factors, including whether the potential nominee meets requirements for independence; the individual’s personal qualities and characteristics, accomplishments and reputation in the business community; the potential candidate’s current knowledge and contacts in the communities in which Amylin does business and in Amylin’s industry or other industries relevant to Amylin’s business; the individual’s ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to the needs of Amylin; and the need for the Board to have a diversity of viewpoints, background, experience and other factors.  The Nominating and Governance Committee has not established any specific minimum qualification standards for nominees to the Board.  To date, the Nominating and Governance Committee has not received a director nominee from a stockholder or stockholders holding more than five percent of our voting stock.

Finance Committee

The Finance Committee was formed in early 2004 to assist the Board in matters relating to our capital-raising and other financing activities.  The Finance Committee considers the ongoing financing needs of Amylin, considers alternative financing mechanisms available to Amylin, makes recommendations to the Board regarding the implementation of appropriate financing mechanisms, and undertakes any other duties or responsibilities expressly delegated to the Finance Committee by the Board from time to time.  The Finance Committee charter requires that it consists of at least three directors, one of whom shall be our Chief Executive Officer.  All members of the Finance Committee are financially literate and have previous experience with the financing of companies in the United States generally, including securities financing.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met four times during the last fiscal year.  Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a committee member.

Stockholder Communications With The Board Of Directors

Stockholders who wish to communicate with the Board may do so by writing to the Board of Directors, Attn: Corporate Secretary, 9360 Towne Centre Drive, Suite 110, San Diego, California 92121.  The Nominating and Governance Committee has established procedures for the handling of communications from stockholders and directed our Corporate Secretary to act as their agent in processing any communications received. Concerns relating to our accounting controls or auditing matters will be referred to the Chair of the Audit Committee.  All communications that relate to matters that are within the scope of responsibilities of the Board and its committees are to be forwarded by our Corporate Secretary to our independent directors.  Communications that relate to matters that are within the responsibility of one of our Board committees are also to be forwarded by our Corporate Secretary to the chair of the appropriate committee.  Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities are to be sent to the appropriate member of management.  Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted Guidelines for Shared Business Conduct that applies to all of our officers, directors and employees.  The Guidelines for Shared Business Conduct are available on our website at www.amylin.com.  If we make any substantive amendments to the Guidelines for Shared Business Conduct or grant any waiver from a provision of the Guidelines for Shared Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

PROPOSAL 2

APPROVAL OF AMENDMENT OF THE 2001 EQUITY INCENTIVE PLAN

On December 14, 2000, the Board adopted our 2001 Equity Incentive Plan, or the Incentive Plan, subject to stockholder approval, which was subsequently obtained. In April 2003, the Board amended the Incentive Plan, again subject to stockholder approval which was subsequently obtained, to provide for the issuance of up to 11,500,000 shares of our common stock.  On February 15, 2005, the Board further amended the Incentive Plan to, in part, increase the number of shares of our common stock reserved for issuance under the Incentive Plan by 7,000,000 shares from 11,500,000 to 18,500,000 shares, subject to stockholder approval.  The Board determined it was in Amylin’s best interests and our stockholders’ best interests to increase the number of shares available in order to attract and retain talented employees and remain competitive in our industry.  The share reserve in the Incentive Plan, determined at any time, is also automatically increased without any further action by the Board or stockholders by an amount equal to the number of shares of our common stock subject to any outstanding option under our 1991 Stock Option Plan, or the 1991 Option Plan, that expires or is terminated or cancelled following the date that the Incentive Plan was adopted by the Board, which cannot exceed a total increase of 5,275,689 shares. Since the shares of our common stock subject to such expired, terminated or cancelled options under the 1991 Option Plan were authorized to be transferred to the Incentive Plan by stockholders, the Incentive Plan’s share reserve consists entirely of shares that have been previously approved by our stockholders. In addition, if awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of our common stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan.

The 2005 amendment also amended the Incentive Plan to (i) restrict nonstatutory stock options to a maximum term of 10 years and a minimum exercise price of 100% of the fair market value of our common stock; (ii) provide that restricted stock awards shall be issued only in consideration of past or future services rendered to us; (iii) eliminate stock bonus awards under the Incentive Plan; (iv) provide that participants may not transfer options or unvested shares for value or consideration without prior stockholder approval; and (v) limit the number of restricted stock awards that may be granted under the Incentive Plan to 2,000,000 shares.  These additional amendments are not subject to stockholder approval.

In April 2003, the Board also approved, and our stockholders subsequently approved, our 2003 Non-Employee Directors’ Stock Option Plan, or the 2003 Non-Employee Directors’ Plan. Our 2003 Non-Employee Directors’ Plan provides for automatic grants of nonstatutory stock options to our non-employee directors in the amounts and at the times stated in the 2003 Non-Employee Directors’ Plan. All shares of our common stock issuable upon exercise of options granted pursuant to the 2003 Non-Employee Directors’ Plan are issued out of the shares reserved for issuance under the Incentive Plan. The Board and our stockholders adopted the 2003 amendment of the Incentive Plan in order to ensure that we can continue to grant stock options and other stock awards at levels determined appropriate by the Board, and the 2005 amendment of the Incentive Plan by the Board has the same goal.

The 2005 amendment, subject to stockholder approval, is intended to increase the number of shares of our common stock authorized for issuance under the Incentive Plan by 7,000,000 shares from 11,500,000 to a total of 18,500,000 shares, plus the amount of any automatic increases described above, so that the total number of shares that may be issued under the Incentive Plan may not exceed in the aggregate 23,775,689 shares.  As of April 18, 2005, an aggregate of 14,041,271 shares of our common stock were reserved for issuance in the Incentive Plan, of which awards for 12,740,511 shares had been granted, with a weighted average exercise price of $15.86 and a weighted average remaining life of 7.13 years.

Stockholders are requested in this Proposal 2 to approve the amendment of the Incentive Plan to increase by 7,000,000 shares the number of shares of our common stock authorized for issuance under the Incentive Plan.  To be approved, the amendment of the Incentive Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2001 EQUITY INCENTIVE PLAN.

A copy of the Incentive Plan, as amended, is attached to this proxy statement as Appendix B.  The essential features of the Incentive Plan, as amended, are outlined below:

General

The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options and restricted stock awards, referred to collectively as awards. Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See “—Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

The Board adopted the Incentive Plan to provide a means by which our employees, directors and consultants may be given an opportunity to purchase our stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success. All of our employees, directors and consultants are eligible for awards under the Incentive Plan.

Administration

The terms of the Incentive Plan provide that it be administered by the Board, which has delegated this responsibility to the Compensation and Human Resources Committee.  Subject to the provisions of the Incentive Plan, the Compensation and Human Resources Committee has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of our common stock subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

Eligibility

Incentive stock options may be granted under the Incentive Plan only to our employees (including officers). Our new and existing employees (including officers), directors, and consultants are eligible to receive all other types of awards under the Incentive Plan.

No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of our total combined voting power, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of our common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such Amylin plans) may not exceed $100,000.

No employee may be granted options under the Incentive Plan exercisable for more than 1,000,000 shares of our common stock during any calendar year.  This restriction is referred to as the Section 162(m) Limitation.

Stock Subject to the Incentive Plan

Subject to stockholder approval of Proposal 2, an aggregate of 21,048,190 shares of our common stock will be authorized for issuance in the Incentive Plan, plus the amount of any additional automatic increases to the share reserve in connection with expired, terminated or cancelled options under the 1991 Option Plan, as described above. Our 2003 Non-Employee Directors’ Plan provides for automatic grants of nonstatutory stock options to our non-employee directors in the amounts and at the times stated in the 2003 Non-Employee Directors’ Plan. All shares of our common stock issuable upon exercise of options granted pursuant to the 2003 Non-Employee Directors’ Plan will be issued out of the shares reserved for issuance under the Incentive Plan. Accordingly, to the extent options are granted pursuant to the 2003 Non-Employee Directors’ Plan, the shares of our common stock available for issuance pursuant to the Incentive Plan will be correspondingly reduced. If awards granted under the Incentive Plan or the 2003 Non-Employee Directors’ Plan expire or otherwise terminate without being exercised, the shares of our common stock not acquired pursuant to such awards would again become available for issuance under the Incentive Plan pursuant to awards granted under the Incentive Plan or the 2003 Non-Employee Directors’ Plan.

Terms of Options

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment.    The exercise price of options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “—Eligibility” above), may not be less than 110% of such fair market value.  As of March 31, 2005, the closing price of our common stock as reported on the Nasdaq National Market System was $17.49 per share.

The exercise price of options granted under the Incentive Plan must be paid, to the extent permitted by applicable statutes and regulations, either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other shares of our common stock, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Option Exercise.    Options granted under the Incentive Plan may become exercisable (“vest”) in cumulative increments as determined by the Board. Options granted pursuant to the 2003 Non-Employee Directors’ Plan that are issued under the Incentive Plan will vest in the amounts and at the times stated in the 2003 Non-Employee Directors’ Plan. Generally, shares covered by currently outstanding options issued by us under the Incentive Plan typically vest during the participant’s employment by, or service as a director or consultant to, the Company or an affiliate (collectively referred to as “service”) according to the following schedule: 25% vest one year from the date of grant and the remainder vest monthly over the following three years. From time to time we have granted options having alternative vesting schedules for specified business purposes. Certain options granted under the Incentive Plan also are immediately exercisable, which is commonly referred to as an “early exercise” feature, but are subject to our right to repurchase unvested shares on termination of the optionholders’ service with us. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of any award, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such award by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Term.    The maximum term of options granted under the Incentive Plan is 10 years, except that in certain cases (see “—Eligibility”) the maximum term is five years. Options granted under the Incentive Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within the period specified in the option after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer or shorter period of time following termination of service.

The option term generally is extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer.     Pursuant to the provisions of the Code, incentive stock options granted under the Incentive Plan may not be transferred by the participant, other than by will or by the laws of descent and distribution, and during the lifetime of the participant, may only be exercised by the participant. However, in the event of a participant’s divorce, upon receipt of proof of such divorce, the Board has the discretion, but is not required, to amend the terms of the participant’s incentive stock option to provide for either: (i) the transfer of the beneficial ownership of all or a portion of the incentive stock option to the participant’s former spouse, or (ii) the transfer of all or a portion of the incentive stock option, provided that the transferred option shall be deemed a non-statutory stock option as required by applicable law. Nonstatutory stock options granted under the Incentive Plan are transferable to the extent provided in the option agreement. Shares subject to repurchase by us under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate. Participants may not transfer options or early exercised unvested shares for value or consideration without the prior approval of our stockholders.

Cancellation and Re-grant.     Under the Incentive Plan, the Board may not, without stockholder approval, reprice outstanding options and/or cancel outstanding options and substitute new options for the purchase of the same or different numbers of shares of our common stock as the cancelled options.

Restricted Stock Awards

Share Limitation.    No more than an aggregate of 2,000,000 shares of stock may be awarded as restricted stock awards under the terms of the Incentive Plan.

Consideration.   Restricted stock awards may be granted in consideration of past or future services rendered to us.

Vesting.    Shares of stock awarded pursuant to a restricted stock award agreement under the Incentive Plan may, but need not be, subject to a reacquisition option in favor of us in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock award agreement under the Incentive Plan.

Restrictions on Transfer.    As long as the shares remains subject to our reacquisition right under the restricted stock award agreement, the shares may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable restricted stock award agreement.  Shares subject to our reacquisition right may not be transferred by the participant for value or consideration without the prior approval of our stockholders.

Adjustment Provisions

In the event of certain transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend, or stock split, the Incentive Plan will be appropriately adjusted as to the class(es) and the maximum number of shares of our common stock reserved for issuance in the Incentive Plan, the Section 162(m) Limitation, and the limit on the number of shares of our common stock that may be awarded pursuant to stock bonus awards. Additionally, outstanding awards will be adjusted as to the class(es), number of shares and price per share of our common stock subject to such awards.

Effect of Certain Corporate Events

The Incentive Plan provides that, in the event of a dissolution or liquidation of us, then all outstanding awards under the Incentive Plan shall terminate immediately prior to such dissolution or liquidation. The Incentive Plan further provides that, in the event of a sale, lease or other disposition of all or substantially all of the assets of us or specified types of mergers or consolidations (each, a “corporate transaction”), any surviving or acquiring corporation shall either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan or to substitute similar awards, then, with respect to participants whose service has not terminated as of the time of such corporate transaction, the vesting and the time during which such awards may be exercised will be accelerated in full, and all outstanding awards will terminate if the participant does not exercise such awards at or prior to the corporate transaction.

In addition, options granted to officers under the Incentive Plan have included, and it is expected that options granted to officers under the Incentive Plan will continue to include, certain change in control provisions. Pursuant to these provisions, if within 90 days prior to, or within 13 months following, the effective date of certain specified change in control transactions, an officer ceases employment with us without cause or under certain other specified circumstances, then generally the vesting and exercisability of the options an officer holds that were issued under the Incentive Plan shall accelerate in full or any reacquisition or repurchase right of us acquired pursuant to any early exercise of such options, if permitted, shall lapse in full. The acceleration of an option in the event of an acquisition, change in control or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Duration, Amendment and Termination

The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on December 13, 2010.

The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Securities Exchange Act of 1934); (ii) increase the number of shares reserved for issuance; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Securities Exchange Act of 1934 or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. As of the date of this proxy statement, the maximum long-term capital gains rate for federal income tax purposes is 15% while the maximum ordinary income rate and short-term capital gains rate is effectively 35%.

Incentive Stock Options.    Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option with the exception, however, that the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of the disqualifying disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options and Restricted Stock Awards.    Nonstatutory stock options and restricted stock awards granted under the Incentive Plan generally have the following federal income tax consequences:

There are no tax consequences to the participant or us by reason of the grant of the nonstatutory stock option.   Upon exercise of the nonstatutory stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the exercise date over the exercise price.  Upon acquisition of the restricted stock award, the participant normally will recognize taxable ordinary income equal to the stock’s fair market value on the acquisition date. However, to the extent the stock is subject to certain types of vesting or other restrictions, the taxable event will be delayed until the vesting or other restrictions lapse unless the participant elects to be taxed upon receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options.

Potential Limitation on Our Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to any such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of “outside directors,” (ii) the plan under which the award is granted states the maximum number of shares with respect to which awards may be granted during a specified period to any employee, (iii) the exercise or purchase price of the award is no less than the fair market value of the stock on the date the award is granted, and (iv) prior to the grant (or exercise) of any award, the material terms of the plan under which such award will be granted are approved by our stockholders.

Compensation attributable to restricted stock awards will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of “outside directors,” and (ii) the purchase price of the award is no less than the fair market value of the stock on the date the award is granted.

Compensation attributable to restricted stock awards with purchase prices of less than fair market value of the stock on the date of grant will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted on account of (or the vesting or exercisability of the award is contingent on) the achievement of an objective performance goal established in writing by the compensation committee while the outcome of the performance goal is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have been apprised of and have subsequently approved the material terms of the performance goal (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

Plan Benefits

Other than options granted pursuant to the 2003 Non-Employee Directors’ Plan that are issued under the Incentive Plan, awards under the Incentive Plan are discretionary. As of March 31, 2005, no options or restricted stock awards have been granted on the basis of the 7,000,000 share increase for which stockholder approval is sought under this Proposal 2.

The following table presents certain information with respect to awards previously granted under the Incentive Plan as of March 31, 2005 to (i) our named executive officers (as set forth in “Compensation of Executive Officers” below); (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, other than executive officers, as a group.

Name and Position	Number of Shares Underlying Awards Granted (1)
Ginger L. Graham	687,000
President and Chief Executive Officer
Daniel M. Bradbury	306,000
Chief Operating Officer
Alain D. Baron, M.D.	217,000
Senior Vice President, Clinical Research
Martin R. Brown	217,000
Senior Vice President, Human Resources and Corporate Services
Orville G. Kolterman, M.D.	222,000
Senior Vice President, Clinical Affairs
All current executive officers as a group	3,012,240
All current directors who are not executive officers as a group	186,000
All employees, other than executive officers, as a group	7,899,738

(1)                                  The dollar values of these awards cannot be determined because they depend on the market value of the underlying shares of our common stock on the date of exercise.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2004, with respect to all of our equity compensation plans in effect on that date (in thousands, except per share amounts).

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	12,622	$15.43	2,533

Equity compensation plans not approved by stockholders	9	6.58	—

Total	12,631	$15.42	2,533

We had the following equity compensation plans in effect as of December 31, 2004 that were adopted with the approval of our stockholders:  the 1991 Option Plan, the Incentive Plan, our 2001 Employee Stock Purchase Plan, our 1994 Non-Employee Directors’ Stock Option Plan, the 2003 Non-Employee Directors’ Plan and our Non-Employee Directors’ Deferred Compensation Plan.

Our stockholders did not approve the individual compensation arrangement entered into in January 1995 with Joseph C. Cook, Jr., who served as our Chairman and Chief Executive Officer from 1998 to 2003, and continues to serve as an employee and as our Chairman.  From 1994 to 1998, Mr. Cook served as a consultant to us under various consulting agreements pursuant to which he received cash compensation and was granted non-qualified stock options.  In connection with one of his consulting agreements with us entered into in January 1995, we also entered into a phantom stock unit agreement with Farview Management Co., L.P., a consulting firm of which Mr. Cook is a general partner.  Pursuant to the phantom stock agreement, Farview received 9,000 phantom stock units, each representing the right to receive cash or shares of our common stock.  The phantom stock agreement provides that on the date Mr. Cook ceases to be a consultant to or director of our Company, we will pay Farview the fair market value of the phantom stock units in cash or shares of our common stock, at our election.  The fair market value of each phantom stock unit is to be determined based on the closing price per share of our common stock on The Nasdaq National Market on the last trading day prior to the date that Mr. Cook ceases to be a consultant to or director of our company.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005 and is seeking ratification of such selection by our stockholders at the annual meeting.  Ernst & Young LLP has audited our financial statements since our inception in 1987.  Representatives of Ernst & Young LLP are expected to be present at the annual meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent auditors.  However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.  If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Amylin and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2004 and 2003.  All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2004	2003
Audit Fees (1)	$483,028	$222,996
Audit-related Fees (2)	25,583	24,000
Tax Fees (3)	85,602	18,000
All Other Fees	0	0
Total Fees	$594,213	$264,996

(1)                                  Represents fees for services rendered for the audit and/or reviews of our financial statements, including consultations on our implementation of and compliance with Section 404 of the Sarbanes-Oxley Act.  Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters and consents), and assistance in responding to SEC comment letters.

(2)                                  Represents fees for the audit of our 401(k) plan.

(3)                                  Represents fees for preparation of federal, state and local income and franchise tax returns and related schedules and calculations, as well as general consultation regarding federal and state income tax matters, employment tax matters and sales and use tax matters.

Pre-Approval Policies and Procedures

Our Audit Committee Charter provides that the Audit Committee will pre-approve all audit and permissible non-audit services to be provided to us by our independent auditors.  The Audit Committee pre-approved all audit or non-audit services provided by our independent auditors during 2004.  A copy of our Audit Committee Charter is attached to this proxy statement as Appendix A.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 31, 2005 by: (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock.  The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC.  Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 104,146,083 shares outstanding on March 31, 2005, adjusted as required by rules promulgated by the SEC.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.  In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on May 30, 2005, which is 60 days after March 31, 2005.  These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Beneficial Owner (1)	Number of Shares	Shares Issuable Pursuant to Options Exercisable Within 60 Days of March 31, 2005	Percent of Total
Allen Andersson (2)	9,066,093	—	8.71%
62 Sparhawk Lane
North Conway, NH 03860
Capital Research & Management Co. (3)	8,174,500	—	7.85
333 South Hope Street
Los Angeles, CA 90071
Wellington Management Company, LLP (4)	6,914,602	—	6.64
76 State Street
Boston, MA 02109
Farallon Capital Management, LLC (5)	6,236,000	—	5.99
One Maritime Plaza, Suite 1325
San Francisco, CA 94111
Boston, MA 02109
Alain D. Baron, M.D.	320,419	313,898		*
Daniel M. Bradbury (6)	516,668	481,145		*
Martin R. Brown	424,310	234,609		*
Vaughn D. Bryson (7)	141,013	12,000		*
Joseph C. Cook, Jr. (8)	2,472,116	1,239,203	2.35
Ginger L. Graham	734,535	628,000		*
Howard E. Greene, Jr. (9)	2,048,025	55,000	1.97
Terrance H. Gregg (10)	57,000	52,000		*
Orville G. Kolterman, M.D. (11)	629,545	512,600		*
Jay S. Skyler, M.D. (12)	179,160	59,485		*
Joseph P. Sullivan	32,000	32,000		*
Thomas R. Testman	46,000	44,000		*
James N. Wilson (13)	119,000	52,000		*
All executive officers and directors as a group (18 persons) (6)(7)(8)(9)(10)(11)(12)(13)	8,911,623	4,761,686	8.18

*              Less than one percent.

(1)                                  Except as otherwise noted above, the address for each person or entity listed in the table is c/o Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, San Diego, CA 92121.

(2)                                  This amount includes 2,602,779 shares held by Susan Riecken, Mr. Andersson’s spouse.

(3)                                  Derived from information contained on the Form 13G filed by the stockholder for the period ended December 31, 2004.

(4)                                  Derived from information contained on the Form 13G filed by the stockholder for the period ended December 31, 2004.  Also reflects Wellington Management Company’s purchase of 1,200,000 shares of our common stock in our February 2005 public offering.

(5)                                  Derived from information contained on the Form 13G filed by the stockholder for the period ended December 31, 2004.  Also reflects Farallon Capital Management’s purchase of 625,000 shares of our common stock in our February 2005 public offering.

(6)                                  Includes 8,081 shares held by the Bradbury Family Trust #3, of which trust Mr. Bradbury serves as a co-trustee, and shares voting and dispositive power.  Does not include 2,473 shares held by the Bradbury Gift Trust, of which Mr. Bradbury’s minor children are beneficiaries.

(7)                                  Includes 106,013 shares held by the Vaughn D. Bryson Irrevocable Trust, U-A 1/14/99, of which Mr. Bryson is the sole beneficiary.

(8)                                  Includes 123,303 shares owned by Farview Management, L.P., as to which Mr. Cook shares voting and dispositive power with his wife, and 1,659 shares held by Charis Foundation, a charitable organization of which Mr. Cook is the President. Mr. Cook disclaims beneficial ownership of the shares held by Charis Foundation.

(9)                                  Includes 81,969 shares held by The Greene Children’s Trust, of which Mr. Greene is a trustee and with respect to which he shares voting and dispositive power with his wife, Arlene Greene, 1,966,056 shares held in The Greene Family Trust, of which Mr. Greene is a trustee and with respect to which he also shares voting and dispositive power with his wife.

(10)                            Includes 5,000 shares held by The Gregg Family Trust, of which Mr. Gregg is a trustee.

(11)                            Includes 4,050 shares owned by Dr. Kolterman’s children and 2,473 shares held by the Bradbury Gift Trust, of which trust Dr. Kolterman serves as a trustee and holds voting and dispositive power.

(12)                            Includes 23,000 shares held by The Jay S. Skyler Irrevocable Trust, of which Dr. Skyler is a trustee, 6,675 shares help by Mercedes Bach, Dr. Skyler’s spouse and 20,000 shares held by the Jennifer Skyler Living Trust of which Dr. Skyler is a co-trustee.

(13)                            Includes 55,000 shares held by the James & Pamela Wilson Trust, of which Mr. Wilson may act as sole trustee and with respect to which he holds voting and dispositive power, 8,000 shares held by the James & Pamela Wilson Family Partnership, of which Mr. Wilson may act as general partner and with respect to which he holds voting and dispositive power, 2,000 shares held by the Scott West Irrevocable Trust, of which Mr. Wilson is the trustee and with respect to which he holds voting and dispositive power, and 2,000 shares held by the Taylor West Irrevocable Trust, of which Mr. Wilson is the trustee and with respect to which he holds voting and dispositive power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

DIRECTOR COMPENSATION

Prior to February 2004, each of our non-employee directors received an annual retainer of $20,000 payable in equal quarterly installments, plus $12,000 per year, payable quarterly, for serving as committee chairman for the Audit, Compensation and Human Resources or Nominating and Governance Committees and $8,000 per year, payable quarterly, for serving on the Audit or Compensation and Human Resources Committees, unless he or she served as the chairman of the applicable committee.  In February 2004, the Board implemented a revised compensation arrangement pursuant to which non-employee directors receive an annual retainer of $30,000, plus $20,000 per year for serving as the chairman of the Audit Committee, $10,000 per year for serving as the chairman of other committees, and $5,000 per year for serving as Audit Committee members other than the chairman.  Pursuant to our Non-Employee Directors’ Deferred Compensation Plan, or the Directors’ Deferral Plan, non-employee directors had the option to elect, on an annual basis, to defer all or a portion of their cash compensation as directors in a deferred stock account pursuant to which the fees were credited in the form of phantom shares of our common stock, based on the market price of the stock at the time the fees were earned.  Deferred amounts under the Directors’ Deferral Plan are valued according to fluctuations in the market value of our common stock.  When a participant ceases serving as a director, the participant will be entitled to receive the value of his or her account in cash and/or in the form of our common stock, either in a single, lump-sum payment or in equal annual installments.  The ability of non-employee directors to elect to defer cash compensation into the Deferral Plan ceased in July 2003.

Since July 2003, non-employee directors have been able to elect to defer all or a portion of their cash compensation through our 2001 Deferred Compensation Plan, or the DC Plan.  The DC Plan is an unfunded plan designed for the purpose of providing deferred compensation to a select group of our management and highly compensated executives, including officers and non-employee directors, in accordance with the Employee Retirement Income Security Act of 1974.  Our DC Plan permits non-employee directors to select our common stock as an investment alternative for deferred amounts contributed to the DC Plan.  Participants receiving distributions will be taxed at ordinary income tax rates in the year of distribution.  We will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income.

All non-employee directors chose to defer all of their cash compensation for 2004 through the DC Plan.  In 2004, $247,000 in cash compensation was deferred into the DC Plan.

The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings.

In 2003, our stockholders approved the 2003 Non-Employee Directors’ Plan, which provides for automatic grants of stock options to our non-employee directors.  These automatic grants consist of options to purchase 20,000 shares of our common stock upon non-employee directors being initially appointed or elected to the Board and options to purchase 12,000 shares of our common stock upon non-employee directors being elected as directors of Amylin at annual meetings of stockholders.  Options granted pursuant to the automatic grants to non-employee directors upon their initial appointment or election to the Board vest, so long as those directors’ service with Amylin or its affiliates continues, over a period of four years, with one-quarter of each such option becoming exercisable one year following the date of grant and the remainder becoming exercisable in equal daily increments over a three-year period.  Options automatically granted to non-employee directors at annual meetings of stockholders vest, so long as those directors’ service with Amylin or its affiliates continues, in equal monthly installments over the course of the following 12 months.  The options automatically granted to non-employee directors pursuant to the 2003 Non-Employee Directors’ Plan have an exercise price equal to the fair market value of our common stock on the date of the grant.

During 2004, under the 2003 Non-Employee Directors’ Plan, we granted options covering an aggregate of 84,000 shares to seven non-employee directors elected at our 2004 Annual Meeting of Stockholders, at an exercise price per share of $22.89, which was the fair market value of our common stock on the date of grant.  As of March 31, 2005, options for 257,280 shares of our common stock had been exercised under our 1994 Non-Employee Directors’ Plan and options for 12,000 shares of our common stock had been exercised under our 2003 Non-Employee Directors’ Plan.

In addition to the compensation discussed above, Dr. Jay S. Skyler receives compensation pursuant to an ongoing consulting arrangement with us.  Additional information regarding this consulting arrangement can be found in this proxy statement under the caption “Certain Transactions.”

EXECUTIVE COMPENSATION

Summary of Compensation

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal years ended December 31, 2004, 2003 and 2002 to our Chief Executive Officer and to each of our other four most highly compensated executive officers during the fiscal year ended December 31, 2004.  We refer to these officers in this proxy statement as the “named executive officers”.

Summary Compensation Table

	Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation (2)		Number of Shares Underlying Options	All Other Compensation (3)

Ginger L. Graham	2004	$500,000	$117,067	$68,290	(4)	175,000	$6,884
President and Chief Executive	2003	195,112	—	31,488	(4)	512,000	258
Officer	2002	—	—	—		8,000	—

Daniel M. Bradbury	2004	335,000	110,550	—		100,000	6,884
Chief Operating Officer	2003	335,000	131,667	—		100,000	6,428
	2002	329,167	—	—		36,000	5,933

Alain D. Baron, M.D.	2004	275,000	90,750	—		65,000	6,824
Senior Vice President,	2003	275,000	108,347	—		65,000	7,362
Clinical Research	2002	270,867	—	30,577	(4)	37,000	5,862

Martin R. Brown	2004	275,000	82,500	—		65,000	6,824
Senior Vice President,	2003	275,000	108,347	—		65,000	7,362
Operations	2002	270,867	—	—		22,000	5,862

Orville G. Kolterman, M.D.	2004	275,000	90,750	—		65,000	6,824
Senior Vice President, Clinical	2003	275,000	108,347	—		65,000	7,362
Affairs	2002	270,867	—	—		27,000	6,362

(1)           Amounts are listed in the year in which bonus was actually paid, however, such bonus is awarded for corporate and individual performance in the previous year.

(2)           As permitted by rules promulgated by the SEC, no amounts are shown for any executive officer where the amounts constitute perquisites not exceeding the lesser of 10% of salary plus bonus or $50,000.

(3)           All amounts consist of (a) matching contributions made by us in the form of our common stock under our 401(k) plan and represents the fair market value of our common stock on the calculation date multiplied by the number of shares, and (b) amounts paid as premiums for term life insurance.

(4)           Represents certain expenses paid by us or reimbursed to Ms. Graham and Dr. Baron for certain living expenses and tax gross-ups related thereto.

Stock Option Grants And Exercises

We grant options to our executive officers under our Incentive Plan and formerly granted them under our 1991 Option Plan.  As of March 31, 2005, options to purchase a total of 2,754,747 shares of our common stock were outstanding under the 1991 Option Plan.  As of March 31, 2005, options to purchase a total of 9,533,683 shares of our common stock were outstanding under the Incentive Plan and an additional 1,404,760 shares of our common stock remained available for grant under the Incentive Plan.  The 1991 Option Plan has expired and no additional options may be granted thereunder.

The following table provides information regarding grants of options to purchase shares of our common stock to the named executive officers in the fiscal year ended December 31, 2004.

Option Grants in 2003

Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (1)	Percentage of Total Options Granted To Employees in 2003 (2)	Exercise Price per Share	Expiration Date	5%	10%

Ginger L. Graham	175,000	5.74%	$22.60	05/04/2014	$2,488,139	$6,305,930

Daniel M. Bradbury	100,000	3.28	22.60	05/04/2014	1,421,794	3,603,389

Alain D. Baron, M.D.	65,000	2.13	22.60	05/04/2014	924,166	2,342,203

Martin R. Brown	65,000	2.13	22.60	05/04/2014	924,166	2,342,203

Orville G. Kolterman, M.D.	65,000	2.13	22.60	05/04/2014	924,166	2,342,203

(1)           Such options generally vest according to the following schedule: 25% vest one year from the date of grant and the remainder vest monthly over the following three years, subject to acceleration of vesting in the event of a change in control of Amylin.

(2)           Based on options to purchase 3,047,085 shares of our common stock granted to employees, including our named executive officers, during the year ended December 31, 2004.

(3)           Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually.  The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159% respectively.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2004 by each of our named executive officers.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ginger L. Graham.	—	—	242,375	515,625	$1,176,505	$255,625
Daniel M. Bradbury	26,933	403,770	294,791	186,354	3,816,063	704,023
Alain D. Baron	2,802	37,283	188,990	127,708	2,625,424	544,055
Martin R. Brown	44,006	826,118	149,937	124,063	1,629,332	511,683
Orville G. Kolterman	38,256	614,717	410,243	126,146	6,728,959	535,450

(1)           The value of an unexercised in-the-money option as of December 31, 2004 is equal to the excess of the closing price of our common stock for that day as reported on the Nasdaq ($23.36) over the exercise price for the option, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction.

Employment, Severance and Change of Control Agreements

From 1994 to 1998, Mr. Cook, who served as our Chief Executive Officer from 1998 until September 1, 2003 and continues to serve as our Chairman of the Board, served as a consultant to Amylin under various consulting agreements under which Mr. Cook received cash compensation and was granted non-qualified stock options.  In connection with one of his consulting agreements with us in January 1995, we also entered into a phantom stock unit agreement with Farview Management Co., L.P., a consulting firm of which Mr. Cook is a general partner.  Pursuant to the phantom stock agreement, Farview received 9,000 phantom stock units, representing the right to receive cash or shares of our common stock.  The phantom stock agreement provides that on the date Mr. Cook ceases to be a consultant to or director of Amylin, we will pay Farview the fair market value of the phantom stock units in cash or shares of our common stock, at our election.  The fair market value of each phantom stock unit will be determined based on the closing price of a share of our common stock on The Nasdaq National Market on the last trading day prior to the date that Mr. Cook ceases to be a consultant to or director of Amylin.  Mr. Cook continues to serve as our employee and receives an annual salary of $50,000.

Ginger Graham became our President and Chief Executive Officer on September 1, 2003.  Ms. Graham has served as a member of our Board since November 1995.  Her employment agreement provides for an annual salary of $500,000 and she is eligible to participate, with other full-time employees, in our cash bonus program.  In addition, Ms. Graham received a stock option grant to purchase 500,000 shares of our common stock at an exercise price of $23.00 per share, the fair market value of our common stock on the date the option was granted.  The option vests in the following manner: (i) 350,000 shares vest over four years, with 25%, or 87,500, of these shares vesting on September 1, 2004, and the remaining 262,500 shares vest thereafter on a monthly basis over a three year period; (ii) 50,000 shares vested upon the commercial launch of our drug candidate, SYMLIN®; (iii) 50,000 shares vested upon United States Food and Drug Administration, or FDA, acceptance of a New Drug Application for our drug candidate, exenatide; and (iv) 50,000 shares vest upon commercial launch of exenatide. In addition, under the terms of her employment agreement, we reimburse Ms. Graham or pay for certain living and travel expenses and tax gross-up payments related to these living expenses.  Effective March 1, 2005, Ms. Graham’s annual salary was set at $530,000.

In February 2001, we adopted our Change in Control Employee Severance Benefit Plan, or the Change in Control Plan.  The Change in Control Plan provides designated employees of Amylin or certain affiliates, if any, who hold the position of vice president, or any position senior to vice president, with certain benefits in the event such employee ceases employment with Amylin without cause or under certain specified circumstances and within 90 days prior to, or within 13 months following specified change of control transactions.  An eligible employee will receive continuation of salary for 18 months (24 months in the case of the president, chief executive officer or chief operating officer) in normal regular monthly installments and any bonus such employee would otherwise have received under our annual cash bonus plan then in effect, subject to an employee only being entitled to these benefits if he or she does not have a separate individual agreement with us regarding change of control or severance benefits (other than any agreement regarding equity incentive plans or arrangements, which are not superseded by the Change in Control Plan).  As of the date of this proxy statement, none of our named executive officers had separate agreements with us regarding change of control or severance benefits that supersede the Change in Control Plan.

In addition, options granted to officers under the Incentive Plan have included, and it is expected that options granted to officers under the Incentive Plan will continue to include, certain change in control provisions.  A discussion of these provisions can be found in this proxy statement under the caption “Effect of Certain Corporate Events.”

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Amylin under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation and Human Resources Committee of the Board is composed of three non-employee directors who are independent directors as determined by our Board and pursuant to rules of the Nasdaq Stock Market, Inc.  The Compensation and Human Resources Committee is responsible for establishing and administering our executive compensation arrangements. In 2004, the name of the Compensation Committee was changed to the Compensation and Human Resources Committee.

Compensation Philosophy

Our executive compensation is designed to be competitive and to motivate officers by aligning a substantial portion of their compensation with the achievement of strategic corporate goals and individual officer goals. The Compensation and Human Resources Committee begins its analysis by targeting compensation at competitive levels within the biotechnology industry.  For the purpose of establishing these levels, we compare our executive compensation levels to the executive compensation levels of a selected group of approximately 15 biotechnology companies in stages of development similar to ours. In addition, we also compare our compensation levels to those of various life sciences companies, including biotechnology and pharmaceutical companies, selected in three broader surveys provided by our outside compensation consultants. For 2004, the Compensation and Human Resources Committee established target total compensation levels for each officer, including our Chief Executive Officer, based on the data generated in these surveys.

Compensation Mix and Measurement

Our executive compensation mix consists of a competitive salary; a cash bonus based on Amylin’s performance and each individual’s performance; and stock options, which are intended to provide long-term incentives tied to increases in the value of our common stock. All of our employees, including executives, are eligible to participate in our Incentive Plan, our Employee Stock Purchase Plan, and our 401(k) plan. In addition, each of our officers are also eligible to participate in our Deferred Compensation Plan and our Change in Control Employee Severance Benefit Plan.

Salary.  The Compensation and Human Resources Committee determined the target salary for each officer for 2004 after considering the data from the market surveys discussed above as well as our need to attract and retain talented officers.  In setting each officer’s salary, the Compensation and Human Resources Committee also considers the level of responsibility and experience of the officer and the evaluation of the officer’s individual performance.

Annual Cash Bonus.  Our Chief Executive Officer may earn a cash bonus based upon the achievement of specified goals relating to our performance as a company, and our other officers may earn a cash bonus based upon (1) the achievement of specified goals relating to our performance as a company and (2) each officer’s individual performance.  Although our Chief Executive Officer’s performance is reviewed annually by the Compensation and Human Resources Committee in consultation with our full Board, the cash bonus paid to her is based on the achievement of Amylin’s performance goals.

The Board establishes Amylin’s performance goals at the beginning of each fiscal year.  Following the end of the year, the Board determines the extent to which our performance goals were attained.  Based upon this company performance assessment and, except for our Chief Executive Officer, the assessment of the extent to which each individual attained his or her respective performance goals, the Compensation and Human Resources Committee awards each participant a cash bonus in an amount equal to a percentage of such participant’s base earnings.  The Compensation and Human Resources Committee may determine that a participant will receive a cash bonus in an amount less than or greater than the amount earned by such participant under our cash bonus plan.

No cash bonuses were paid for 2001 as our Board determined that our performance goals were not met. For 2002, the Board determined that we achieved 100% of our goals; for 2003, the Board determined that we achieved 60% of our performance goals; and for 2004, the Board determined that we met 80% of our performance goals.  In early 2005, cash bonuses were paid to our officers based upon their achievement of individual goals for 2004 and utilizing a 2004 corporate performance assessment of 80%. The corporate goals established by the Board for fiscal year 2004 were related to regulatory milestones, clinical trial milestones, organizational effectiveness and financial performance.  The corporate goals established for fiscal year 2005 relate to commercialization objectives, pipeline advancement objectives, organizational effectiveness, and financial performance.

Equity Incentives.  Equity incentives are provided to officers through our Incentive Plan and our Employee Stock Purchase Plan.  All of our employees are generally eligible to participate in these plans.  Equity-based incentives are provided to officers to ensure that they are motivated over the long-term to respond to our business challenges and opportunities as owners rather than solely as employees.

Stock options under our Incentive Plan have a term of 10 years and are tied to the market valuation of our common stock, which provides an additional incentive for employees, including officers, to increase stockholder value.  Our stock options are generally subject to vesting over four years, with vesting tied to continued employment.  Employees receive value from these stock options only if the price of our common stock increases.

Option grant levels to officers are determined by the Compensation and Human Resources Committee after considering stock option grant data taken from the compensation surveys discussed above, as well as the level of responsibility, experience and contributions of each officer.  Generally, the Compensation and Human Resources Committee grants options to officers annually as part of the performance review process for each officer.

401(k) Plan Matching Contribution.  Since 1997, the Board has approved a discretionary 401(k) matching contribution for all 401(k) plan participants.  The match has historically been equal to 50% of a participant’s eligible contributions to the plan each year up to a maximum of 3% of a participant’s salary.  The match has historically been made in the form of our common stock.  Matching contributions are subject to a vesting schedule based on years of service with Amylin.  All of our employees are generally eligible to participate in our 401(k) plan.

Deferred Compensation Plan.  We maintain a Deferred Compensation Plan that allows employees at the vice-president level and above to defer receipt of their salary and/or annual cash bonus into cash accounts that mirror the gains and/or losses of several different investments and investment funds selected by Amylin. For 2004, participants were permitted to defer up to 100% of salary and annual cash bonus until the date(s) they have specified. We are not required to make any contributions to the Deferred Compensation Plan. We do not fund the Deferred Compensation Plan, and participants have an unsecured contractual commitment by Amylin to pay the amounts due under the Deferred Compensation Plan. When such payments are due, cash will be distributed from our general assets.

Chief Executive Officer Compensation

In 2004, Ginger L. Graham, our President and Chief Executive Officer, received $500,000 in salary. In early 2004, the Compensation and Human Resources Committee authorized a bonus to Ms. Graham of $117,067 for corporate performance in 2003.  In early 2005, the Compensation and Human Resources Committee authorized a cash bonus to Ms. Graham of $400,000 for corporate performance in 2004.  Additionally, Ms. Graham received stock options to purchase 175,000 shares of our common stock at an exercise price of $22.60 per share during fiscal 2004.  Effective March 1, 2005, Ms. Graham’s annual salary was set at $530,000.

Ms. Graham’s salary is reviewed annually by the Compensation and Human Resources Committee in consultation with the full Board.  The Compensation and Human Resources Committee’s approach to establishing Ms. Graham’s compensation is to be competitive with comparable companies identified in our compensation surveys and to have a significant portion of her compensation depend on the achievement of corporate performance goals.  In determining the amount of Ms. Graham’s cash bonus for fiscal 2004, the Compensation and Human Resources Committee recognized Ms. Graham’s efforts in helping us achieve the corporate goals related to regulatory milestones, clinical trial milestones, organizational effectiveness and financial performance.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although we consider the impact of this rule when developing and implementing Amylin’s executive compensation programs, we believe that it is important to preserve flexibility in designing compensation programs. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). While our stock options are intended to qualify as “performance-based” (as defined in the Code), amounts paid under our other compensation programs may not qualify.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

James N. Wilson, Chair
Vaughn D. Bryson
Terrance H. Gregg

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Amylin under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee reviews our corporate accounting and financial reporting process on behalf of the Board.  The Committee is comprised solely of independent directors as defined in applicable NASDAQ and SEC regulations, and operates under a written charter approved by the Board.  This charter was amended in 2005 and a copy of it is attached to this proxy statement as Appendix A.  Management is responsible for the financial statements, the corporate accounting and financial reporting processes, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and our independent auditors.  Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent auditors.

  The Committee also reviewed management’s assessment of the effectiveness of our internal control over financial reporting and our independent auditors’ report on management’s assessment and the effectiveness of our internal control over financial reporting.

In addition, the Audit Committee and our independent auditors discussed the auditors’ independence from Amylin and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees).  The Audit Committee also discussed with our independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit.  The Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that our audited financial statements and related schedule and management’s assessment of the effectiveness of our internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

THE AUDIT COMMITTEE:

Thomas R. Testman, Chair
Howard E. Greene, Jr.
Joseph P. Sullivan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As indicated above, the Compensation and Human Resources Committee consists of Messrs. Bryson, Gregg and Wilson.  No member of the Compensation and Human Resources Committee has ever been an officer or employee of ours.  None of our executive officers currently serves, or served during 2004 on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation and Human Resources Committee.

CERTAIN TRANSACTIONS

Mr. Cook owns in excess of 10% of Cambrian Associates LLC, a company that provides professional consulting services to biotech and pharmaceutical companies.  In 2004 Cambrian was paid $192,733 for such services by Amylin and is continuing to provide such services in 2005.  Pursuant to an agreement between Mr. Cook and Cambrian, Mr. Cook does not receive compensation as a result of our relationship with Cambrian.

Dr. Jay S. Skyler, one of our directors, has an ongoing consulting arrangement with us pursuant to which he has been granted five stock options to purchase an aggregate of up to 40,000 shares of our common stock.  Two of the five options are each for 5,000 shares of our common stock, and the remaining three options are each for 10,000 shares of our common stock.  The options have exercise prices per share of $0.938 and $1.344 for the two options for 5,000 shares of our common stock, and $1.031, $9.41 and $11.5625, respectively, for the three options for 10,000 shares of our common stock.  The exercise prices of the options are equal to the fair market value of our common stock on the respective dates of grant.  The three options for 10,000 shares of our common stock vest according to a schedule based on the amount of services provided by Dr. Skyler to us under the consulting arrangement.  As of December 31, 2004 the option for 10,000 shares of our common stock at an exercise price of $1.031 per share and each of the two options for 5,000 shares of our common stock were fully vested and had been fully exercised, the option for 10,000 shares of our common stock at an exercise price of $11.5625 was fully vested and had not been exercised, and the remaining option for 10,000 shares at an exercise price of $9.40 had vested with respect to 3,416 shares and had not been exercised.

During the fiscal year ended December 31, 2004, we granted options to purchase an aggregate of 846,000 shares of our common stock to our directors and executive officers, with exercise prices ranging from $19.40 to $22.89.

Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers, and may indemnify other employees and other agents, to the fullest extent permitted by law.  We have entered into indemnification agreements with each of our directors and certain officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of us, arising out of the person’s services as a director or officer of us, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

PERFORMANCE MEASUREMENT COMPARISON

The material in this section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Amylin under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The following graph compares total stockholder returns of Amylin for the past 5 years to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies), or the Nasdaq-US, and the Nasdaq Pharmaceutical Index, or the Nasdaq-Pharmaceutical.  The total return for our common stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on our common stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period.  The Nasdaq-US tracks the aggregate price performance of equity securities of U.S. companies traded on the Nasdaq National Market System, or the NMS.  The Nasdaq-Pharmaceutical tracks the aggregate price performance of equity securities of pharmaceutical companies traded on the NMS.  During the period indicated, our common stock was traded on the NMS and was a component of both the Nasdaq-US and the Nasdaq-Pharmaceutical, except that from February 1, 1999 through February 9, 2000, our common stock was traded on the Nasdaq SmallCap Market.  Our common stock was relisted on the NMS on February 10, 2000.

*$100 invested on 12/31/99 in stock or index-including reinvestment of dividends.  Fiscal year ending December 31.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We have adopted “householding,” and a number of broker, banks or other agents with account holders who are stockholders of Amylin will be “householding” our proxy materials.  Stockholders who participate in householding will continue to receive separate proxy cards.  Beneficial stockholders can request information about householding from their banks, brokers, other holders of record, or our Investor Relations Department. If you participate in householding and wish to receive a separate copy of our 2004 annual report and proxy statement, or if you wish to receive separate copies of future annual reports and proxy statements, please call us at 858-552-2200, extension 7299 or write to: Investor Relations, 9360 Towne Centre Drive, Suite 110, San Diego, California 92121. We will deliver the requested documents to you promptly upon your request.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Ginger L. Graham
President and Chief Executive Officer

San Diego, California
April 25, 2005

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC is available without charge upon written request to: Investor Relations, Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, Suite 110, San Diego, California 92121.

APPENDIX A

AUDIT COMMITTEE CHARTER

PURPOSE

The purpose of the audit committee (the “Committee”) of the Board of Directors (“Board”) of Amylin Pharmaceuticals, Inc. (the “Company”) is to act on behalf of and provide assistance to the Board in fulfilling its oversight responsibility on behalf of the shareholders and others relating to: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s accounting and financial reporting process; (iii) the systems of internal control over accounting and financial reporting; (iv) the performance of the Company’s independent auditors (“the Auditors”); (v) the Auditors’ qualifications and independence; and (vi) other duties established by the Bylaws of the Company and all applicable laws, rules and regulations, including rules promulgated by the Securities and Exchange Commission, The NASDAQ Stock Market, Inc. and the Public Company Accounting Oversight Board (collectively, the “Requirements”). It is the intent of the Board to comply with the Requirements applicable to this Committee and the charter. To the extent any Requirements are added or amended, this charter shall be deemed to incorporate such additions or amendments.

MEMBERSHIP

The Committee shall consist of at least three (3) directors. All members of the Committee shall be “independent directors.” (i.e., those directors who neither are officers or employees of the Company or its’ subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a member of the Committee). Members shall be “independent” under the rules of The NASDAQ Stock Market, Inc. and shall meet any other applicable qualifications established by the Requirements. Members of the Committee shall not receive any compensation from the Company other than for Board or committee service. All Committee members shall be financially literate and able to read and understand financial statements, and at least one member shall be a “financial expert,” as defined by applicable Requirements.

Members shall be appointed by the Board, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its chair. The majority of the members shall constitute a quorum. The Committee shall meet in person or telephonically at least four times a year and at other times as deemed necessary or desirable by the Committee or its chair. The Committee may also take action by unanimous written consent.

In discharging its role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. In so doing, it is the responsibility of the Committee to maintain unrestricted and open communication among the Committee, the Auditors, and management of the Company.

DUTIES AND RESPONSIBILITIES

The Committee shall endeavor to assure that the Committee and the Company operate in accordance with all applicable Requirements on an on-going basis. The primary responsibility of the Committee is to oversee the Company’s accounting and financial reporting process on behalf of the Board and report the results of their activities to the Board. For purposes of clarification, management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for implementing and maintaining internal controls over financial reporting. The Auditors are responsible for auditing the Company’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting, and for reviewing the Company’s unaudited interim financial statements.

The Committee shall discuss with management and the Auditors the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical financial behavior. The Committee shall develop and implement procedures, as it deems appropriate, to enable it to accomplish the tasks outlined in this charter. The procedures may be modified from time to time by the Committee to address any issues, concerns or Requirements at the Committee’s discretion.

The Committee shall be the sole authority for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the Auditors, and the Auditors must report directly to the Committee; provided that the primary auditing partner for its Auditors shall be rotated in accordance with any applicable Requirements. The Committee shall pre-approve all audit and permissible non-audit services performed by the Auditors. The Committee shall not engage the Auditors to perform specific non-audit services proscribed by any Requirement. At least annually, the Committee shall receive and review a written report from the Auditors delineating all relationships between the Auditors and the Company, shall consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors’ objectivity and independence, and shall otherwise take appropriate action to oversee the independence of the Auditors.  At least annually the Committee shall also evaluate the qualifications and performance of the Auditors.

The Committee shall discuss with the Auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. The Committee shall review management’s assessment of the effectiveness of internal control over financial reporting as of the end of the each fiscal year and the Auditors’ report on management’s assertion. The Committee shall discuss with management and the Auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk.

On a periodic basis, the Committee shall meet separately with management and the Auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the Auditors to meet privately with the members of the Committee. The Committee shall review with the Auditors any audit problems or difficulties and management’s response.

The Committee shall review, upon completion of the annual audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K.

The Committee shall discuss with the Auditors and management the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any adjustments proposed by the Auditors, the adequacy of disclosures in the financial statements and any other written matters required to be communicated to the Committee by the Auditors under Statement on Auditing Standards No. 61 or any other Requirements.

The Committee shall discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under Statement on Auditing Standards No. 61 or any other Requirements. The chair of the Committee may represent the entire Committee for purposes of this discussion.

The Committee shall review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

The Committee shall review and discuss with management and the Auditors, as appropriate, earnings press releases as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies.

The Committee shall require that procedures are established for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Committee shall review and approve all related-party transactions that are required to be disclosed by applicable Requirements.

DELEGATION OF AUTHORITY

The Committee may delegate approval authority to a member of the Committee. The decisions of any Committee member to whom approval authority is delegated shall be presented to the full Committee at its next scheduled meeting.

REPORTS

The Committee shall produce the following reports and provide them to the Board.

1.     An annual report of the Committee for inclusion in the Company’s annual proxy statement in accordance with Requirements.

2.     An annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter. The performance evaluation should also evaluate the adequacy of the charter and recommend to the Board any improvements to this charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chair of the Committee or any other member of the Committee designated by the Committee to make this report.

3.     A summary of the actions at each Committee meeting, which shall be presented to the Board for review and presented to the Secretary of the Company for inclusion in the Company’s minute books.

RESOURCES AND AUTHORITY

The Committee shall have full power and authority, at the Company’s expense, to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of, the Auditors, special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.  The Committee shall also have the authority to pay, at the Company’s expense, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties.

APPENDIX B

AMYLIN PHARMACEUTICALS, INC.

2001 EQUITY INCENTIVE PLAN

Adopted December 14, 2000, Amended February 8, 2001
Approved By Stockholders January 25, 2001
Amended April 2, 2003
Approved by Stockholders May 14, 2003
Amended February 15, 2005
Approved by Stockholders
Termination Date:  December 13, 2010

1.             PURPOSES AND RELATIONSHIP WITH THE COMPANY’S 2003 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN.

(a)           Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b)           Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards:  (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, and (iii) restricted stock awards.

(c)           General Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(d)           Relationship with the Company’s 2003 Non-Employee Directors’ Stock Option Plan.  All Non-Employee Director Options shall be deemed to have been issued under and pursuant to the terms of the Plan and subject to all the terms and conditions of the Plan except to the extent otherwise provided for in the Non-Employee Directors’ Plan.  In the event that any of the terms or conditions of the Plan are inconsistent with or in conflict with any of the terms or conditions of the Non-Employee Directors’ Plan or the Non-Employee Director Options, the terms and conditions of the Non-Employee Directors’ Plan or the Non-Employee Director Options shall control.

2.             DEFINITIONS.

(a)           “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)           “Annual Meeting” means the annual meeting of the stockholders of the Company.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Code” means the Internal Revenue Code of 1986, as amended.

(e)           “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(f)            “Common Stock” means the common stock of the Company.

(g)           “Company” means Amylin Pharmaceuticals, Inc., a Delaware corporation.

(h)           “Consultant” means any person, including an advisor, whether an individual or an entity, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate and who is compensated for such services.  However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(i)            “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A Participant’s Continuous Service shall not be deemed to have terminated by reason of a change in the capacity in which such Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which such Participant renders such service, provided that there is otherwise no interruption or termination of such Participant’s Continuous Service.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service.  The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(j)            “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(k)           “Director” means a member of the Board of Directors of the Company.

(l)            “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(m)          “Employee” means any person employed by the Company or an Affiliate.  A person shall not be deemed an Employee by reason of such person’s service as a Director and/or payments of director’s fees to such person.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)           “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(p)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q)           “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(r)           “Non-Employee Director Option” means a nonstatutory stock option granted pursuant to the Non-Employee Directors’ Plan.

(s)           “Non-Employee Directors’ Plan” means the Company’s 2003 Non-Employee Directors’ Stock Option Plan.

(t)            “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v)            “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan or a Non-Employee Director Option.

(w)           “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(x)           “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(y)           “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(z)           “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(aa)         “Plan” means this Amylin Pharmaceuticals, Inc. 2001 Equity Incentive Plan.

(bb)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(cc)         “Securities Act” means the Securities Act of 1933, as amended.

(dd)         “Stock Award” means any right granted under the Plan, including an Option and a restricted stock award.

(ee)         “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff)           “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.             ADMINISTRATION.

(a)           Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b)           Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)           To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)         To amend the Plan or a Stock Award as provided in Section 12.

(iv)          Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)           Delegation to Committee.

(i)            General.  The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)           Committee Composition when Common Stock is Publicly Traded.  Notwithstanding any contrary provision of subparagraph 3(c)(i) of this Plan, at such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.  Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)           Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.             SHARES SUBJECT TO THE PLAN.

(a)           Share Reserve.  Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, an aggregate of eighteen million five hundred thousand (18,500,000) shares of Common Stock shall be authorized for issuance pursuant to Stock Awards; provided, however, such aggregate number shall increase automatically without further Board action or stockholder approval, as and to the extent that options to purchase Common Stock issued under the Company’s 1991 Stock Option Plan (the “1991 Plan”) expire, terminate or otherwise cancel prior to exercise following the date the Plan is approved by the Board, by the number of shares underlying such expired, terminated or canceled options issued under the 1991 Plan, subject to a maximum increase of five million two hundred seventy-five thousand six hundred eighty-nine (5,275,689) shares.  Accordingly, subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate twenty-three million seven hundred seventy-five thousand six hundred eighty-nine (23,775,689) shares of Common Stock.

(b)           Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c)           Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.             ELIGIBILITY.

(a)           Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees.  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)           Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)           Section 162(m) Limitation.  Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.

(d)           Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.             OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)           Term.  Subject to the provisions of subsection 5(b) regarding the maximum term of Incentive Stock Options granted to Ten Percent Stockholders, no Incentive Stock Option or Nonstatutory Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)           Minimum Exercise Price of an Option.  Subject to the provisions of subsection 5(b) regarding the minimum exercise price of Incentive Stock Options granted to Ten Percent Stockholders, the exercise price of each Incentive Stock Option and Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.(1)

(c)           Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board.  Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).  At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the market rate of interest necessary to avoid a charge to earnings for financial accounting purposes.

(d)           Transferability of an Incentive Stock Option.  Pursuant to provisions of the Code, an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, in the event of the Optionholder’s divorce, upon receipt of proof of such divorce, the Board in its discretion may, but shall have no obligation to, amend the terms of an Incentive Stock Option to provide for either (i) the transfer of the beneficial ownership of all or a portion of the Incentive Stock Option to the Optionholder’s former spouse, or (ii) the transfer of all or a portion of the Incentive Stock Option, provided that the transferred Option shall be deemed a Nonstatutory Stock Option to the extent required by applicable law.  In addition to the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)           Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement.  If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(1)           Code Section 424(a) applies to the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a parent or subsidiary of such corporation, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation if (1) the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the options immediately before such substitution or assumption over the aggregate option price of such shares; and (2) the new option or the assumption of the old option does not give the employee additional benefits which he or she did not have under the old option.

(f)            Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this subsection 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g)           Termination of Continuous Service.  In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is determined by the Board (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the case of an Incentive Stock Option, to the extent the Board intends that the Option remain an Incentive Stock Option, such period of time shall not exceed three (3) months from the date of termination.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h)           Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i)            Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j)            Death of Optionholder.  In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(d) or 6(e), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(k)           Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.             PROVISIONS OF RESTRICTED STOCK AWARDS.

Each restricted stock award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of the restricted stock award agreements may change from time to time, and the terms and conditions of separate restricted stock award agreements need not be identical, but each restricted stock award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)           Consideration.  A restricted stock award may be granted in consideration for past or future services rendered to the Company or an Affiliate for its benefit.

(b)           Vesting.  Shares of Common Stock acquired under the restricted stock award agreement may, but need not, be subject to a share reacquisition option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(c)           Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock award agreement.

(d)           Transferability.  Shares of Common Stock issued pursuant to the restricted stock award shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock award agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock award agreement remains subject to the Company’s reacquisition right under the terms of the restricted stock award agreement.

(e)           Limitation on Number of Shares.  Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, the Company shall not grant restricted stock awards under this Section 7 covering more than two million (2,000,000) shares of Common Stock in the aggregate.

8.             COVENANTS OF THE COMPANY.

(a)           Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)           Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, the Non-Employee Directors’ Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c)           Cancellation and Re-Grant of Options.  The Board shall not have the authority to effect, at any time, without stockholder approval, either (1) the repricing of any outstanding Options under the Plan and/or (2) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock.

9.             USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.          MISCELLANEOUS.

(a)           Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)           Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)           No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)           Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)           Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)            Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:  (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(g)           Transferability of Stock Awards for Value or Consideration.  Notwithstanding anything to the contrary set forth herein, Participants may not transfer Stock Awards for value or consideration pursuant to the provisions of subsections 6(d), 6(e) or 7(d) of the Plan without the prior approval of the Company’s stockholders.

11.          ADJUSTMENTS UPON CHANGES IN STOCK.

(a)           Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), the maximum number of securities subject to Option grants to any Employee pursuant to subsection 5(c), and the maximum number of securities subject to restricted stock awards pursuant to subsection 7(e), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)           Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c)           Asset Sale, Merger, Consolidation or Reverse Merger.  In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a “Corporate Transaction”), then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the Corporate Transaction for those outstanding under the Plan).  In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the Corporate Transaction.  With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to the Corporate Transaction.

12.          AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)           Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b)           Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)           Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)           No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)           Amendment of Stock Awards.  Subject to the restrictions of subsection 8(c), the Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.          TERMINATION OR SUSPENSION OF THE PLAN.

(a)           Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.          EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a restricted stock award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.          CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

ADMISSION TICKET
2005 ANNUAL MEETING OF STOCKHOLDERS

When:	Where:
Wednesday, May 25, 2005	Amylin Headquarters
10:00 AM Pacific Time	9360 Towne Centre Drive
San Diego, CA 92121

This ticket will be required to
admit you to the meeting. Please
print your name and address and	Name
present this ticket at the door.

Address

City, State and Zip Code

COMPLIMENTARY PARKING PASS

For complimentary parking, please place this pass on the dashboard of your car when entering the parking lot.

Wednesday, May 25, 2005
10:00 a.m. Pacific Time

Amylin Headquarters
9360 Towne Centre Drive
San Diego, CA 92121

Refreshments will be served.

For more detailed directions,
please call (858) 552-2200 and
ask for Stockholder Meeting
Services

AMYLIN PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2005

The undersigned hereby appoints Ginger L. Graham, Mark G. Foletta and Daniel M. Bradbury, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Amylin Pharmaceuticals, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s facilities, located at 9360 Towne Centre Drive, Suite 110, San Diego, California, 92121, on Wednesday, May 25, 2005, at 10:00 a.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters on the reverse side and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued on other side)

AMYLIN PHARMACEUTICALS, INC. c/o AMERICAN STOCK TRANSFER 59 MAIDEN LANE NEW YORK, NY 10038

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Amylin Pharmaceuticals, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY

AMYLIN PHARMACEUTICALS, INC.

The Board of Directors recommends a vote for the nominees for director listed below.

Proposal 1:	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any nominee(s), mark “For All Except” and write the nominee(s)’ number(s) on the line below.

Nominees:	01) Vaughn D. Bryson, 02) Joseph C. Cook, Jr.,
03) Ginger L. Graham, 04) Howard E. Greene, Jr., 05) Terrance H. Gregg, 06) Jay S. Skyler, 07) Joseph P. Sullivan, 08) Thomas R. Testman and 09) James N. Wilson

The Board of Directors recommends a vote for Proposal 2					For	Against	Abstain

Proposal 2:	To approve an increase of 7,000,000 shares in the				☐	☐	☐
aggregate number of shares of the Company’s common stock authorized for issuance under the Company’s 2001 Equity Incentive Plan.

The Board of Directors recommends a vote for Proposal 3.

Proposal 3:	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.				☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature [Joint Owners]				Date